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                                 EXHIBIT 23A


               Consent of Bruce R.Thaw, Counsel to Registrant
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                 [LETTERHEAD OF LAW OFFICES OF BRUCE R. THAW]





                              CONSENT OF COUNSEL






        I hereby consent to be named in the Registration Statement on Form S-3, filed by Information Resource Engineering, Inc., (the "Registrant") as the attorney, who will pass upon legal matters for the Registrant in connection with the sale of the Shares of the Registrant.

Farmingdale, New York
May 30, 1996

                                        /s/ Bruce R. Thaw
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                                        BRUCE R. THAW